UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    January 12, 2009

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania, Oklahoma City, Oklahoma (Address of principal executive offices)		73107 (Zip Code)

Registrant's telephone number, including area code      (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the January 5, 2009 expiration of LSB Industries, Inc.’s (the “Company”) former preferred share rights plan (the “Expired Plan”), the Company filed a Certificate of Elimination with the Delaware Secretary of State on January 12, 2009, to eliminate the designation of the Company’s Series 3 Participating Class C Preferred Stock (“Series 3 Preferred”) that was issuable under the Expired Plan.  The Certificate of Elimination eliminated all reference to the Series 3 Preferred from the Company’s Restated Certificate of Incorporation.  All shares of Series 3 Preferred reserved for issuance under the Expired Plan resumed the status of authorized and unissued shares of the Company’s Class C Preferred Stock.  A copy of the Certificate of Elimination is attached as Exhibit 3(i).1 to this report on Form 8-K and is incorporated herein by reference.

The Company previously disclosed its adoption of the Renewed Rights Agreement with UMB Bank, n.a., as Rights Agent, providing for a new preferred share rights plan in the Company’s current report on Form 8-K, filed with the Securities and Exchange Commission on December 5, 2008.  As previously disclosed, the Renewed Rights Agreement became effective upon the expiration of the Expired Plan.

Item 9.01	Financial Statement and Exhibits

(d)           Exhibits.

Exhibit No.            Description

3(i).1	Certificate of Elimination of Series 3 Participating Class C Preferred Stock, dated January 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 13, 2009

LSB INDUSTRIES, INC.

By: /s/ Tony M. Shelby
Tony M. Shelby,
Executive Vice President of Finance and Chief Financial Officer

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